Exhibit 23.3

CONSENT OF EXPERT

I hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-125362, No. 333-134296, No. 333-141321 and No. 333-147547) and Form S-8 (No. 333-142848) of PICO Holdings, Inc. (the “Company”) of the findings in my report, Projections of Groundwater Impacts in Response to Proposed Pumping from Beneath the Tule Desert in Southeastern Nevada Using MODFLOW-2000, dated June 24, 2008, with respect to the estimated availability of groundwater in the Tule Desert Groundwater Basin appearing in “Item 3. Legal Proceedings” under the caption “Tule Desert Action to Reverse Ruling” and in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the caption “Tule Desert Groundwater Basin” of the Company’s Annual Report on Form 10-K.  I hereby consent to all references to such report in such Annual Report on Form 10-K and I hereby consent to all references to such report in each such Registration Statement, and further consent to being named as an expert in each such Registration Statement and in each Prospectus to which any such Registration Statement relates.

Signed:

Peter A. Mock, Ph.D., R.G., P.H.

Signed: /s/ Peter A. Mock
Paradise Valley, Arizona
February 26, 2010